Exhibit 10(T)
                         AGREEMENT RESPECTING EMPLOYMENT

        THIS AGREEMENT RESPECTING EMPLOYMENT (this "Agreement") effective as of October 1, 1990 by and between TEAM, INC., a Texas corporation (the "Company") and VALERIE L. BANNER (the "Employee").

                                R E C I T A L S:

        The Company recognizes the importance of employing the Employee as a key employee.

        The Company wishes to take steps to assure that the Company will have the Employee's services available to the Company, and the Company and the Employee desire to execute this Agreement.

        In consideration for the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree with each other as follows:

1. A. EMPLOYMENT. The Company shall employ the Employee in the capacity of General Counsel, and the Employee hereby accepts employment upon such terms and conditions hereinafter set forth. The Employee shall perform those duties, and have such powers, authority, functions and responsibilities for the Company and corporations affiliated with the Company commensurate with such employment capacity, and have such additional duties, powers, authority, functions and responsibilities as may from time to time be assigned to her by the Company's Chief Executive Officer which are not (except with the Employee's consent) inconsistent with or which interfere with or detract from those vested in or being performed by the Employee for the Company.

        B. OTHER ACTIVITIES. The Employee shall not, while employed on full-time status, be engaged in any other activities if such activities interfere materially with the Employee's current duties, authority and responsibilities for the Company, except for those other activities as shall hereafter be carried on with the Company's consent. The Employee shall be entitled to make and manage her personal investments, provided such investments or other activities do not violate in any material respect the terms of Sections 6 or 7 hereof.

2.      TERM.

        The term of the Employee's employment under this Agreement shall be for a continually renewing term of one (1) year, without any further action by either the Company or the Employee, until the Employee reaches age 65.

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3.      COMPENSATION.

        For all services rendered by the Employee under this Agreement, the Company agrees to compensate the Employee for each compensation year (January 1 through December 31) during the term hereof, as follows:

        A. Base Salary. A base salary shall be payable to the Employee by the Company as a guaranteed annual amount under this Agreement equal initially to for each compensation year (as the same may be adjusted as provided herein, the "Base Salary"), which shall be payable in intervals consistent with the Company's normal payroll schedules (but in no event less frequently than semi-monthly). The Base Salary shall be subject to being increased (but not decreased or adjusted other than as provided in Section 4 of this Agreement) in the sole discretion of the Chief Executive Officer of the Company. The official action of the Chief Executive Officer increasing the Base Salary payable to the Employee shall modify the amount of Base Salary stated in this Section 3(A).

        B. Other Compensation. The Employee shall be entitled to receive from the Company a bonus for each compensation year commensurate with bonuses paid to officers and key employees of the Company. In addition, the Chief Executive Officer shall use his best efforts to cause the Company to grant to Employee, within sixty (60) days after the date hereof, options to purchase 10,000 shares of Common Stock, $.30 par value, of the Company, which options shall vest immediately upon grant.

        C. Change in Control. Company agrees to amend this Agreement to provide for certain protections to Employee, in the event a change in control occurs with respect to the Company, equal to the protections provided from time to time by the Company to officers of the Company.

4.      TERMINATION, DEATH AND DISABILITY.

        A. Termination by Company. The employment of the Employee under this Agreement may be terminated immediately at any time by the Company only for cause in the event of: (x) the Employee's final conviction of a felony involving moral turpitude, or (y) the Employee's deliberate and intentional continuing refusal to substantially perform her duties and obligations under this Agreement (except by reason of incapacity due to illness or accident) if she (i) shall have either failed to remedy such alleged breach within forty-five (45) days from the date written notice is given by the Secretary of the Company demanding that she remedy such alleged breach, or (ii) shall have failed to take reasonable steps in good faith to that end during such forty-five (45) day period, or (z) upon finding by the Board of Directors that the Employee has engaged in willful fraud or defalcation either of which involved material funds or other assets of the Company. Upon termination of the Employee's employment under this Agreement by the Company for cause under this Section 4 (A), the Employee shall, in addition to all other reimbursements, payments or other allowances required to be paid under this

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Agreement or under any other plan, agreement or policy which survives the termination of this Agreement, be entitled to receive the monthly installment of her Base Salary being paid at the time of such termination, up to the effective date of such termination; the Employee shall not be entitled to any pro rata incentive compensation with respect to the year in which such termination occurs. Thereupon, this Agreement shall terminate and the Employee shall have no further rights under or be entitled to any other benefits of this Agreement, provided that the provisions of Sections 6 and 7 shall survive such termination.

        In addition, the Company shall have the right to terminate Employee at any time by giving thirty (30) days prior written notice to Employee. In the event Company shall so terminate Employee, Company shall be required to pay, and Employee shall be entitled to receive, in addition to the installment of Base Salary payable during such thirty (30) day period after the giving of notice, a payment in an amount equal to the annual Base Salary (less any required tax withholding) in effect pursuant to Section 3(A) at the time Company effects such termination, payable in twelve (12) equal monthly installments.

        B. Termination by Employee. The Employee shall have the right at any time during his employment by the Company by giving written notice to the Secretary of the Company, to terminate the Employee's employment under this Agreement effective thirty (30) days after the date on which such notice is given by the Employee. In the event the Employee shall make such election, the Employee shall be entitled to be paid all reimbursements, payments or other allowances required to paid under this Agreement throughout the date of termination and under any other plan, agreement or policy which survives the termination of this Agreement. Thereupon, this Agreement shall terminate and the Employee shall have no further rights under or be entitled to any other benefits of this Agreement, provided that the provisions of Sections 6 and 7 shall survive such termination.

        C. Death. In the event of the Employee's death during the term of this Agreement, in addition to any other benefits that may be provided by the Company's plans, the Company shall pay to the Employee's surviving spouse or to the executor or administrator of the Employee's estate if her spouse shall not survive her an amount equal to the sum of (i) the installments of her Base Salary then payable pursuant to Section 3(A), as the case may be, for the month in which she dies, and (ii) three (3) monthly installments of the Base Salary (less required tax withholding) in effect pursuant to Section 3(A) at the time of the Employee's death.

        D. Return of Property. Upon termination of the Employee's employment under this Agreement, however brought about, the Employee (or her representatives) shall promptly deliver and return to the Company all the Company's property including, but not limited to, credit cards, manuals, customer lists, financial data, letters, notes, notebooks and reports, and copies of any of the above, and any Protected Information (as defined in Section
7) which is in the possession or under the control of the Employee.

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5.      OTHER EMPLOYEE RIGHTS.

        A. Benefit Plans. The Employee shall be entitled to participate in or receive (i) the Company's pension, group life/medical/dental/accidental/ disability insurance, thrift, savings, deferred compensation and incentive or supplemental compensation plans, (ii) the Company's stock option, unit or award plans, automobile allowances and all other Company benefit plans, fringe benefits, allowances and accommodations of employment (including dues of business and professional societies, etc.) as are from time to time generally available or applicable to the Company's officers and key employees, and (iii) annual vacation in accordance with the vacation policy established by the Company for the Company's officers and key employees (but in no event less than available to the Employee immediately prior to the date hereof) during which time her applicable compensation shall be paid in full. Employee recognizes that the Company does not yet have a deferred compensation plan. The Company agrees to use its reasonable business efforts to implement such a plan during calendar year 1991 in order that Employee may participate in such plan.

        B. Employee Expenses. The Employee is authorized (to the same extent and in the same manner as the Company's officers and key employees are authorized) to incur reasonable business expenses while on full-time or part-time status as an employee of the Company, including expenses for meals, entertainment, hotel and air travel, telephone, automobile, fees and similar items. The Company shall either pay directly or promptly reimburse the Employee for such expenses upon the presentment by the Employee from time to time of an itemized accounting (as reasonably required by the Company's policies) of such expenditures for which reimbursement is sought.

        C. Office. The Employee's principal office shall be in Houston, Texas, and the Employee shall not be required to move her principal place of residence or office without her consent, or to perform duties which would reasonably be expected to require such move, and the Company agrees that no prejudice shall be held against the Employee in the event the Company should request such move and the Employee declines such request.

6.      COVENANT NOT TO COMPETE.

        A. No competition. The Employee recognizes that in each of the highly competitive businesses in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Employee, therefore, agrees that at all times during the term of her employment hereunder and for a period of one (1) year after the termination of her employment hereunder, by Employee or by the Company for cause, she will not, within 100 miles of

               (i) The principal place of business of the Company,

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               (ii) any other geographic location in which the Employee has specifically represented the interests of the Company or such other affiliated entity, in any of the businesses described below, during the twelve (12) months prior to the termination of this Agreement, as principal, agent, partner, employee, consultant, distributor, dealer, contractor, broker or trustee or through the agency of any corporation, partnership, association or agent or agency engage, directly or indirectly, in any material business of the Company at the date of termination and shall not be the owner of more than one percent (1%) of the outstanding capital stock of any corporation (other than the Company), or an officer, director or employee of any corporation (other than the Company or a corporation affiliated with the Company), or a member or employee of any partnership, or an owner, investor, lender, agent, consultant, distributor, dealer, contractor, broker or employee of any other business which conducts a business described above, within the territory described above.

        B. No Solicitation. The Employee agrees that during the term of her employment under this Agreement and for a period of one (1) year after the termination of the Employee's employment under this Agreement, she will not directly or indirectly (i) induce any customers of the Company or corporations affiliated with the company to patronize any similar business which competes with any material business of the Company; (ii) canvass, solicit or accept any similar business from any customer of the Company or corporations affiliated with the Company; (iii) directly or indirectly request or advise any customers of the Company or corporations affiliated with Company to withdraw, curtail or cancel such customers' business with the Company; or (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the customers of the Company or corporations affiliated with the Company. The Employee further agrees that she shall not engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks ( including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the company, its management or of management of corporations affiliated with the Company.

        C. Injunction. If the provisions of this Section 6 are violated, in whole or in part, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of posting any bond with respect thereto) to restrain and enjoin the Employee from such violation without prejudice to any other remedies the Company may have at law or in equity. Further, in the event that the provisions of this Section 6 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable laws, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable laws. The provisions of this Section 6 shall survive the termination of the Employee's employment or expiration or termination of this Agreement.

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7.      CONFIDENTIAL INFORMATION.

        A. Confidentiality. The Employee recognizes and acknowledges that she will have access to various confidential or proprietary information concerning the Company and corporations affiliated with Company of a special and unique value which may include, without limitation, (i) books and records relating to operation, finance, accounting, sales, personnel and management, (ii) policies and matters relating particularly to operations such as customer service requirements, costs of providing service and equipment, operating costs and pricing matters, and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information").

        B. No Disclosure. The Employee agrees, therefore, that she will not at any time, either while employed by the Company or afterwards, knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by the Company or required by law), any of the Protected Information.

        C. Injunction. In the event of a breach or threatened breach by the Employee of the provisions of this Section 7, the Employee agrees that the Company shall be entitled to a temporary restraining order or a preliminary injunction (without the necessity of the Company posting any bond in connection therewith) restraining the Employee from using or disclosing, in whole or in part, such Protected Information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

8.      GENERAL PROVISIONS.

        A. Partial Invalidity. In case any one or more of the provisions of this Agreement shall, for any reason, be determined by a change in law or regulation, or held or found by final judgement of a court of competent jurisdiction, to be invalid, illegal or unenforceable in any respect (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and
(ii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein (except that this subsection (ii) shall not prohibit any modification allowed under Section 6 hereof). If the effect of such a change in law or regulation or such a holding or finding that any one or more of the provisions of this Agreement are either invalid, illegal or unenforceable is to modify to the Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to the Employee intended by the Company and the employee in entering into this Agreement, the Company shall promptly negotiate and enter into an agreement with the Employee containing alternative terms and provisions (reasonably acceptable to the Employee) that will restore to the Employee (to the extent lawfully permissible) substantially the same economic benefits the Employee would have enjoyed had any one or more provisions of this Agreement not been determined, held or found to be either invalid, illegal or unenforceable. Failure to insist upon

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strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or of any other provision of this Agreement.

        B. Amendment. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by the Employee and by a person duly authorized by the Chief Executive Officer.

        C. Assignment. No right to or interest in any compensation or reimbursement payable hereunder shall be assignable or divisible by the Employee; provided, however, that this provision shall not preclude the Employee from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude her executor or administrator from assigning any right hereunder to the person or persons entitled thereto.

        D. Headings. The headings of sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        E. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Texas.

        F. Merger, etc. This Agreement may not be assigned, partitioned, subdivided, pledged, or hypothecated in whole or in part without the express prior written consent of the Employee and the Company. This Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of the Company, or by any merger or consolidation wherein the Company is not the surviving corporation, or by any transfer of all or substantially all of the Company's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or to the corporation to which such assets shall be transferred.

        G. Interest. If any amounts which are required or determined to be paid or payable or reimbursed or reimbursable to the Employee under this Agreement (or under any other plan, agreement, policy or arrangement with the Company) are not so paid at the times provided herein or therein, such amounts shall accrue interest compounded daily at the annual percentage rate which is three percentage points above the interest rate which is announced by Texas Commerce Bank, N.A., Houston, Texas, from time to time, as its Base Rate (prime lending rate), from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to the Employee until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

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        H. Privacy. The Company agrees with the Employee that, except to the extent required by law, it will not make or publish, without the express prior written consent of the Employee, any written or oral statement concerning the terms of the Employee's employment relationship with the Company and will not, if the Employee goes on part-time status for any reason or severs his employment with the Company, make or publish any written or oral statement concerning the Employee including, without limitation, his work-related performance or the reasons or basis for the Employee going on part-time status or otherwise severing his employment relationship with the Company.

10.     NOTICES.

        Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to the addressee's address set forth herein.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first set forth above.

                                                  /s/ VALERIE L. BANNER

                                                  (Employee's Signature)

                                               Employee's Permanent Address

                                                    VALERIE L. BANNER
                                                      5203 VALKEITH
                                                   HOUSTON, TEXAS 77096

                                                        TEAM, INC.


                                                 BY: /s/ H. WESLEY HALL

                                                1001 FANNIN, SUITE 4656
                                                  HOUSTON, TEXAS 77002
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